Exhibit 99.2

    HOLDING CORP.

    NASDAQ: VCGH

PRESS RELEASE

VCG Holding Corp. to Present at Upcoming Meetings Including

the Noble Financial Equity Conference

DENVER (PRIME NEWSWIRE) August 12, 2008 – VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, announced today that Troy Lowrie, Chairman and CEO, of VCG Holding will present at the Fourth Annual Noble Financial Equity Conference at 4:30 p.m. (Pacific) on Monday, August 18, 2008 at the Loews Lake Las Vegas Resort in Nevada. The presentation will be webcast live and access is available by logging on to the conference website www.noblemadmax.com.

In addition to the Noble Financial Equity Conference presentation, Troy Lowrie will be meeting with investors on August 14, 2008 in Dallas, Texas and on August 15, 2008 in San Diego, California. If you are interested in meeting with management to discuss the Company’s business model, financial plans and 2008 outlook, please contact Tenicia Bradley at 303-934-2424 or tbradley@vcgh.com.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs and one upscale dance lounge. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:
Troy H. Lowrie, CEO		Stanley Berger, Investor Relations
Courtney Cowgill, CFO
VCG Holding Corp.		SM Berger & Co.
390 Union Blvd, Suite 540		3201 Enterprise Parkway
Lakewood, Colorado 80228		Cleveland, Ohio 44124
Telephone	303.934.2424	Telephone	216.464.6400
Facsimile	303.922.0746	Facsimile	216.464.4126
Email:	tlowrie@vcgh.com	Email:	stan@smberger.com
ccowgill@vcgh.com